EXHIBIT 99.1

Circle Star Energy Closes Acquisition of Approximately 14,000 Acres in Northwest Kansas

FORT WORTH, TX – (MARKETWIRE – July 11, 2012) – Circle Star Energy Corp. (OTCBB: CRCL) (the “Company” or “Circle Star”) an emerging development and production company with interests in several notable oil and gas plays in Texas and Kansas is pleased to announce two transactions resulting in the acquisition of leases totaling approximately 12,500 and 1,500 acres in Sheridan and Trego Counties, Kansas, respectively.

The acquired leasehold interests include 100% working interest and an average net revenue interest of approximately 80%.  Additionally, the transactions include approximately 6.5 square miles of processed 3D seismic.

The consideration for the acquisitions includes a combination of cash and common shares of the Company for a total consideration of less than $130 per acre.

Jeff Johnson, CEO of Circle Star Energy, comments, “The acquisition of this leasehold acreage in Northwest Kansas is another step toward developing a meaningful position in a potential world-class oil play, which is still in the early stage of its life-cycle.”  Johnson continues, “Over the past few months, we have seen several larger oil companies take acreage positions in and around our focus area.  We look forward to drilling and developing these assets later this year, with the goal of providing short-term production growth and long term shareholder value.”

The common shares issued in connection with the acquisitions have not been and will not be registered under the United States Securities Act of 1933, as amended or any state securities laws.

Notice Regarding Forward-Looking Statements
This news release contains "forward-looking statements" as that term is defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, expectations related to our vision and strategy and our plans for growth, the possibility of drilling on the acquired assets later this year and increase of shareholder value. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new business opportunities and development stage companies and the possibility that the Company will not be able to drill and develop the acquired assets later this year. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission. Although the Company has attempted to identify important factors that could cause the use of proceeds to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, the Company assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information please contact:
Circle Star Energy Corp.
7065 Confederate Park Road, Suite 102
Fort Worth, Texas 76108
Phone: +1 (817) 744-8502
Email: info@circlestarenergy.com
Web: www.circlestarenergy.com

Source: Circle Star Energy Corp.